Exhibit 21 - List of Subsidiaries

                                               Jurisdiction of
                                                Incorporation
                                              ------------------
    Wilshire Oil of Canada, Ltd.              Alberta, Canada
    Calgary, Alberta, Canada

    San Francisco Oil                         State of California

    Rockland Resources                        State of Oklahoma

    Britalta Venezolano, Ltd.                 Alberta, Canada
    Calgary, Alberta, Canada

    Sunrise Ridge Holding, Inc.               State of Delaware
    Jersey City, NJ

    Sunrise Ridge, L.L.C.                     State of Delaware
    Jersey City, NJ

    Biltmore Club Holding, Inc.               State of Delaware
    Jersey City, NJ

    Biltmore Club Apartments, L.L.C.          State of Delaware
    Jersey City, NJ

    350 Pleasant Valley Corp                  State of New Jersey
    Jersey City, NJ

    Global Equities Management Corp.          State of Delaware
    Jersey City, NJ

    Wellington Apartments, L.L.C.             State of Delaware
    Jersey City, NJ

    Van Buren, L.L.C.                         State of Delaware
    Jersey City, NJ

    Belair Drive, LLC                         State of Delaware
    Jersey City, NJ